Exhibit 99.1

The Home Depot Announces Second Quarter Fiscal 2025 Results;
Reaffirms Fiscal 2025 Guidance
ATLANTA, August 19, 2025 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $45.3 billion for the second quarter of fiscal 2025, an increase of $2.1 billion, or 4.9% from the second quarter of fiscal 2024. Comparable sales for the second quarter of fiscal 2025 increased 1.0%, and comparable sales in the U.S. increased 1.4%. For the second quarter of fiscal 2025, foreign exchange rates negatively impacted total company comparable sales by approximately 40 basis points.
Net earnings for the second quarter of fiscal 2025 were $4.6 billion, or $4.58 per diluted share, compared with net earnings of $4.6 billion, or $4.60 per diluted share, in the same period of fiscal 2024.
Adjusted(1) diluted earnings per share for the second quarter of fiscal 2025 were $4.68, compared with adjusted diluted earnings per share of $4.67 in the same period of fiscal 2024.
“Our second quarter results were in line with our expectations. The momentum that began in the back half of last year continued throughout the first half as customers engaged more broadly in smaller home improvement projects,” said Ted Decker, chair, president and CEO. “Our teams are executing at a high level and we continue to grow market share. I would like to thank our associates for their continued hard work and dedication.”
Fiscal 2025 Guidance
The company reaffirms its guidance for fiscal 2025, a 52-week year compared to fiscal 2024, a 53-week year.
•Total sales growth of approximately 2.8%
•Comparable sales growth of approximately 1.0% for the comparable 52-week period
•Approximately 13 new stores
•Gross margin of approximately 33.4%
•Operating margin of approximately 13.0%
•Adjusted(1) operating margin of approximately 13.4%
•Tax rate of approximately 24.5%
•Net interest expense of approximately $2.2 billion
•Diluted earnings-per-share to decline approximately 3% from $14.91 in fiscal 2024
•Adjusted(1) diluted earnings-per-share to decline approximately 2% from $15.24 in fiscal 2024
•Capital expenditures of approximately 2.5% of total sales

(1)    The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this earnings release, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the end of this release for an explanation of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.
At the end of the second quarter, the company operated a total of 2,353 retail stores and over 800 branches across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs over 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

###

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" under the federal securities laws, including as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events, and use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” "prospects,” “potential,” "commit” and "forecast,” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain, technology innovation and other strategic initiatives, including with respect to real estate; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs, trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify our supply chain; issues related to the payment methods we accept; demand for credit offerings including trade credit; management of relationships with our associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; guidance for fiscal 2025 and beyond; financial outlook; the status of the pending acquisition of GMS Inc.; and the impact of acquired companies, including SRS, on our organization and the ability to recognize the anticipated benefits of any completed or pending acquisitions.
These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2025 and also as described from time to time in reports subsequently filed with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.
Non-GAAP Financial Measures
These statements are also supplemented with certain non-GAAP financial measures. When used in conjunction with our GAAP financial measures, we believe these supplemental non-GAAP financial measures will help management and investors to better understand and analyze our performance. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. Refer to the end of this release for an explanation and definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Six Months Ended
in millions, except per share data	August 3, 2025	July 28, 2024	% Change	August 3, 2025	July 28, 2024	% Change
Net sales	$45,277	$43,175	4.9%	$85,133	$79,593	7.0%
Cost of sales	30,152	28,759	4.8	56,549	52,744	7.2
Gross profit	15,125	14,416	4.9	28,584	26,849	6.5
Operating expenses:
Selling, general and administrative	7,764	7,144	8.7	15,294	13,811	10.7
Depreciation and amortization	806	738	9.2	1,602	1,425	12.4
Total operating expenses	8,570	7,882	8.7	16,896	15,236	10.9
Operating income	6,555	6,534	0.3	11,688	11,613	0.6
Interest and other (income) expense:
Interest income and other, net	(25)	(84)	(70.2)	(49)	(141)	(65.2)
Interest expense	575	573	0.3	1,190	1,058	12.5
Interest and other, net	550	489	12.5	1,141	917	24.4
Earnings before provision for income taxes	6,005	6,045	(0.7)	10,547	10,696	(1.4)
Provision for income taxes	1,454	1,484	(2.0)	2,563	2,535	1.1
Net earnings	$4,551	$4,561	(0.2)%	$7,984	$8,161	(2.2)%

Basic weighted average common shares	992	990	0.2%	992	989	0.3%
Basic earnings per share	$4.59	$4.61	(0.4)	$8.05	$8.25	(2.4)

Diluted weighted average common shares	994	992	0.2%	994	992	0.2%
Diluted earnings per share	$4.58	$4.60	(0.4)	$8.03	$8.23	(2.4)

	Three Months Ended			Six Months Ended
Selected sales data:	August 3, 2025	July 28, 2024	% Change	August 3, 2025	July 28, 2024	% Change
Comparable sales (% change)	1.0%	(3.3)%	N/A	0.4%	(3.1)%	N/A
Comparable customer transactions (% change) (1)	(0.4)%	(2.2)%	N/A	(0.5)%	(1.9)%	N/A
Comparable average ticket (% change) (1)	1.4%	(1.3)%	N/A	0.7%	(1.3)%	N/A
Customer transactions (in millions) (1)	446.8	451.0	(0.9)%	841.6	837.8	0.5%
Average ticket (1)	$90.01	$88.90	1.2	$90.34	$89.72	0.7
—————
(1)Customer transactions and average ticket measures do not include results from HD Supply or SRS.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	August 3, 2025	July 28, 2024	February 2, 2025
Assets
Current assets:
Cash and cash equivalents	$2,804	$1,613	$1,659
Receivables, net	5,878	5,503	4,903
Merchandise inventories	24,843	23,060	23,451
Other current assets	1,866	2,097	1,670
Total current assets	35,391	32,273	31,683
Net property and equipment	26,896	26,640	26,702
Operating lease right-of-use assets	8,662	8,613	8,592
Goodwill	19,619	19,414	19,475
Intangible assets, net	8,770	9,214	8,983
Other assets	711	692	684
Total assets	$100,049	$96,846	$96,119

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$—	$2,527	$316
Accounts payable	13,086	13,206	11,938
Accrued salaries and related expenses	2,385	2,105	2,315
Current installments of long-term debt	6,400	1,339	4,582
Current operating lease liabilities	1,336	1,242	1,274
Other current liabilities	7,639	7,704	8,236
Total current liabilities	30,846	28,123	28,661
Long-term debt, excluding current installments	45,917	51,869	48,485
Long-term operating lease liabilities	7,668	7,635	7,633
Other long-term liabilities	4,953	4,799	4,700
Total liabilities	89,384	92,426	89,479
Total stockholders’ equity	10,665	4,420	6,640
Total liabilities and stockholders’ equity	$100,049	$96,846	$96,119

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
in millions	August 3, 2025	July 28, 2024
Cash Flows from Operating Activities:
Net earnings	$7,984	$8,161
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization, excluding amortization of intangible assets	1,720	1,615
Intangible asset amortization	278	142
Stock-based compensation expense	288	222
Changes in working capital	(1,821)	667
Changes in deferred income taxes	490	159
Other operating activities	29	(60)
Net cash provided by operating activities	8,968	10,906

Cash Flows from Investing Activities:
Capital expenditures	(1,723)	(1,566)
Payments for businesses acquired, net	(233)	(17,570)
Other investing activities	64	38
Net cash used in investing activities	(1,892)	(19,098)

Cash Flows from Financing Activities:
(Repayments of) proceeds from short-term debt, net	(316)	2,527
Proceeds from long-term debt, net of discounts	76	9,952
Repayments of long-term debt	(1,199)	(1,255)
Repurchases of common stock	—	(649)
Proceeds from sales of common stock	163	210
Cash dividends	(4,574)	(4,460)
Other financing activities	(130)	(212)
Net cash (used in) provided by financing activities	(5,980)	6,113
Change in cash and cash equivalents	1,096	(2,079)
Effect of exchange rate changes on cash and cash equivalents	49	(68)
Cash and cash equivalents at beginning of period	1,659	3,760
Cash and cash equivalents at end of period	$2,804	$1,613

NON-GAAP FINANCIAL MEASURES
Adjusted operating income, adjusted operating margin (calculated as adjusted operating income divided by total net sales), and adjusted diluted earnings per share are presented as supplemental financial measures in the evaluation of our business that are not required by or presented in accordance with GAAP. The Company excludes the impact of amortization expense from acquired intangible assets from adjusted operating income and adjusted operating margin, and the impact of amortization expense from acquired intangible assets, including the related tax effects, from adjusted diluted earnings per share. We do not adjust for the revenue that is generated in part from the use of our acquired intangible assets. Amortization expense, unlike the related revenue, is not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.
When used in conjunction with our GAAP results, we believe these non-GAAP measures provide investors with meaningful supplemental measures of our performance period to period, make it easier for investors to compare our underlying business performance to peers, and align to how management analyzes trends and evaluates performance internally. The Company provides non-GAAP financial information on this basis to facilitate comparability when we report earnings results. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness as comparative measures.
RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN

	Three Months Ended			Six Months Ended
USD in millions	August 3, 2025	July 28, 2024	% Change	August 3, 2025	July 28, 2024	% Change
Operating income (GAAP)	$6,555	$6,534	0.3%	$11,688	$11,613	0.6%
Operating margin (1)	14.5%	15.1%		13.7%	14.6%
Acquired intangible asset amortization (2)	139	90		278	142
Adjusted operating income (Non-GAAP)	$6,694	$6,624	1.1%	$11,966	$11,755	1.8%
Adjusted operating margin (Non-GAAP) (3)	14.8%	15.3%		14.1%	14.8%
 —————
(1)    Operating margin is calculated as operating income divided by total net sales.
(2)    Amounts include acquired intangible asset amortization of $87 million and $174 million during the three and six months ended August 3, 2025, respectively, and $39 million during the three and six months ended July 28, 2024 related to SRS which was acquired on June 18, 2024.
(3)    Adjusted operating margin is calculated as adjusted operating income divided by total net sales.
Our adjusted operating margin guidance for fiscal 2025 excludes an expected approximately 40 basis point impact from acquired intangible asset amortization.
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended			Six Months Ended
per share amounts	August 3, 2025	July 28, 2024	% Change	August 3, 2025	July 28, 2024	% Change
Diluted earnings per share (GAAP)	$4.58	$4.60	(0.4)%	$8.03	$8.23	(2.4)%
Impact of acquired intangible asset amortization	0.14	0.09		0.28	0.14
Income tax impact of non-GAAP adjustment (1)	(0.04)	(0.02)		(0.07)	(0.03)
Adjusted diluted earnings per share (Non-GAAP)	$4.68	$4.67	0.2%	$8.24	$8.34	(1.2)%
 —————
(1)    Calculated as the per share impact of acquired intangible asset amortization multiplied by the Company’s effective tax rate for the period.
Our adjusted diluted earnings per share guidance for fiscal 2025 excludes an expected after-tax impact of approximately $0.40 from acquired intangible asset amortization.